Exhibit 5.2

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

SAMUEL S. LIONEL

GRANT SAWYER

      (1918-1996)

JON R. COLLINS

     (1923-1987)

RICHARD H. BRYAN

JEFFREY P. ZUCKER

PAUL R. HEJMANOWSKI

ROBERT D. FAISS

DAVID N. FREDERICK

RODNEY M. JEAN

TODD TOUTON

LYNDA S. MABRY

MARK H. GOLDSTEIN

KIRBY J. SMITH

COLLEEN A. DOLAN

JENNIFER A. SMITH

DAN R. REASER

PAUL E. LARSEN

ALLEN J. WILT

LYNN S. FULSTONE

RORY J. REID

DAN C. McGUIRE

JOHN E. DAWSON

FRED D. “PETE” GIBSON, III

CHARLES H. McCREA JR.

GREGORY E. SMITH

MALANI L. KOTCHKA

LESLIE BRYAN HART

CRAIG E. ETEM

TODD E. KENNEDY

MATTHEW E. WATSON

JOHN M. NAYLOR

WILLIAM J. McKEAN

ELIZABETH BRICKFIELD

GREGORY R. GEMIGNANI

LINDA M. BULLEN

LAURA J. THALACKER

DOREEN SPEARS HARTWELL

LAURA K. GRANIER

MAXIMILIANO D. COUVILLIER III

ERIN FLYNN

JENNIFER ROBERTS

MARK A. CLAYTON

1100 BANK OF AMERICA PLAZA 50 WEST LIBERTY STREET RENO, NEVADA 89501 (775) 788-8666 — FAX (775) 788-8682 lsc@lionelsawyer.com www.lionelsawyer.com June 7, 2012

MICHAEL D. KNOX

MEREDITH L. MARKWELL

RICHARD T. CUNNINGHAM

MATTHEW R. POLICASTRO

JENNIFER J. DiMARZIO

PEARL L.GALLAGHER

LUCAS J. TUCKER

CHRISTOPHER WALTHER

KEVIN J. HEJMANOWSKI

KETAN D. BHIRUD

ROBERT W. HERNQUIST

COURTNEY MILLER O’MARA BRIAN H. SCHUSTERMAN MOHAMED A. IQBAL, JR. MARK J. GARDBERG JAMES B. GIBSON JING ZHAO JOHN D. TENNERT MARLA J. DaVEE STEVEN C. ANDERSON RYAN A. ANDERSEN KATHERINE L. HOFFMAN
OF COUNSEL A. WILLIAM MAUPIN RICHARD J. MORGAN* ELLEN WHITTEMORE CHRISTOPHER MATHEWS *ADMITTED IN CA ONLY WRITER’S DIRECT DIAL NUMBER (775) 788-8654 CDOLAN@LIONELSAWYER.COM

Cintas Corporation No. 2

Cintas Corporation No. 3

Cintas Corporation No. 8

Cintas Corporation No. 15

c/o Cintas Corporation No. 2

6800 Cintas Boulevard

P.O. Box 625737

Cincinnati, OH 45262-5737

Re:          The Notes and Guarantees (as defined below)

Ladies and Gentlemen:

We have acted special Nevada counsel for Cintas Corporation No. 2, a Nevada corporation (the “Company”), Cintas Corporation No. 3, a Nevada corporation (“Cintas 3”), Cintas Corporation No. 8, a Nevada corporation (“Cintas 8”), and Cintas Corporation No. 15, a Nevada corporation (“Cintas 15” and together with Cintas 3 and Cintas 8, the “Guarantors”), in connection with the offering by the Company of $250,000,000 aggregate principal amount of 3.25% Senior Notes due 2022 (collectively, the “Notes”), which Notes will be guaranteed by the Guarantors (the “Guarantees”), as contemplated by a prospectus filed pursuant to Rule 424(b)(5) of the Securities Act of 1933, with the Securities and Exchange Commission (the “Commission”), on July 31, 2009, as such prospectus has been supplemented by the Prospectus Supplement filed June 5, 2012 (Registration No. 333-160926), with the Commission.

In connection with this Opinion Letter, we have reviewed the Notes and the Guarantees. We have examined originals or copies of such corporate records and certificates of public officials as we have deemed necessary or advisable for purposes of this opinion. We have relied upon the certificates of all public and corporate officials with respect to the accuracy of all matters contained therein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have not reviewed, and express no opinion as to, any instrument or agreement referred to or incorporated by reference in the Notes or the Guarantees.

LAS VEGAS OFFICE: 1700 BANK OF AMERICA PLAZA, 300 SOUTH FOURTH STREET • LAS VEGAS, NEVADA 89101 • (702) 383-8888 • FAX (702) 383-3345

CARSON CITY OFFICE: 410 SOUTH CARSON STREET • CARSON CITY, NEVADA 89701 • (775) 841-2115 • FAX (775) 841-2119

LIONEL SAWYER & COLLINS
ATTORNEYS AT LAW

June 7, 2012

Page|2

Based on and subject to the foregoing and the qualifications, limitations, exceptions and assumptions set forth below, it is our opinion that:

1.             The Company and the Guarantors are corporations existing and in good standing under Nevada law.

2.             The Company (a) has the corporate power to execute and deliver the Notes and perform its obligations thereunder and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of the Notes.

3.             Each of the Guarantors (a) has the corporate power to execute and deliver the Guarantee to which it is a party and to perform its obligations thereunder and (b) has taken all corporate action necessary to authorize the execution, delivery and performance of its Guarantee.

4.             The Notes have been duly authorized by the Company.

5.             The Guarantees have been authorized by all necessary corporate action of the Guarantors.

Nothing herein shall be deemed an opinion as the laws of any jurisdiction other than the State of Nevada.

We hereby consent to the filing of this opinion letter as an exhibit to the Current Report on Form 8-K dated the date hereof filed by Cintas Corporation and incorporated by reference into the Registration Statement on Form S-3, as amended (Registration No. 333-160926), filed to effect the registration of the Notes and the Guarantees under the Securities Act of 1933 (the “Act”).  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. We disclaim liability as an expert under the securities laws of the United States or any other jurisdiction.

Very truly yours,

/s/ Lionel Sawyer & Collins
LIONEL SAWYER & COLLINS